AMENDMENT NO. 1
to
CREDIT AGREEMENT
between
ASTRONICS CORPORATION
and
HSBC BANK USA, NATIONAL ASSOCIATION

THIS AMENDMENT dated as of July 25, 2007 (“Amendment”) to the Credit Agreement (as defined below) is entered into between ASTRONICS CORPORATION, a New York corporation, with an office and place of business at 130 Commerce Way, East Aurora, New York 14052 (“Company”) and HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC Bank”), a national banking association organized under the laws of the United States of America, with an office at Commercial Banking Department, One HSBC Center, Buffalo, New York 14203.

RECITALS

The Company and HSBC Bank entered into a Credit Agreement dated as of January 5, 2007 (“Credit Agreement”), and now desire to amend the Credit Agreement to increase the amount of the Line of Credit from $20,000,000 to $25,000,000 outstanding at any one time, all on the terms and conditions set forth herein. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

CONDITIONS

The effectiveness of this Agreement is conditioned upon delivery of the following to HSBC Bank:

1. Two fully executed duplicate originals of this Amendment;

2. One executed original of the Replacement Line of Credit Note in the form attached hereto as Exhibit A (“Replacement Line Note”); and

3. Two executed original Company General Certificates, in form and content satisfactory to HSBC Bank and its counsel, and including satisfactory resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery of this Amendment and the documents required hereby, and the borrowing from HSBC Bank of $25,000,000 in the aggregate outstanding at any one time under the Line of Credit on a secured basis.

AMENDMENTS

In consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and HSBC Bank agree as follows:

1. The Credit Agreement is hereby amended as follows:

a. The existing Definitions of “Line Limit” and “Line of Credit Note” set forth in Section 1.1 are hereby deleted in their entirety and replaced with the following new definitions:

“Line Limit” — Twenty-Five Million and 00/100 Dollars ($25,000,000), reduced by the amount set forth in any reduction notice received by HSBC Bank pursuant to Section 2.13 of this Agreement.

“Line of Credit Note” — the Replacement Line of Credit Note issued by the Company to HSBC Bank in the principal amount of $25,000,000, and any replacement thereof, to evidence the financing extended by HSBC Bank to the Company in the form of Line Loans pursuant to the terms of this Agreement.

b. The existing Exhibit A is hereby deleted in its entirety and replaced with Exhibit A annexed to this Amendment.

2. The amendments to the Credit Agreement herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment of any other provisions of the Credit Agreement or constitute a waiver of any default which may occur or may have occurred under the Credit Agreement.

REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to HSBC Bank as follows:

1. No Event of Default specified in the Credit Agreement, nor any event which, upon notice or lapse of time or both, would constitute such an Event of Default, has occurred and is continuing after giving effect to the amendments herein.

2. The execution, delivery and performance by the Company of this Amendment and the Replacement Line Note are within the Company’s corporate powers, have been duly authorized by all necessary corporate and shareholder action, and do not, and will not, (i) contravene the Company’s certificate of incorporation or by-laws, (ii) violate any law, including, without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, mortgage, deed of trust or any other material instrument or agreement binding on the Company or the Company’s property, or (iv) result in or require the creation or imposition of any lien upon or with respect to any property of the Company.

3. Each of this Amendment and the Replacement Line Note has been duly executed and delivered by the Company, and this Amendment has been duly executed and delivered by the Guarantors. This Amendment is a legal, valid and binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms. The Replacement Line Note is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or the Guarantors of this Amendment or the Replacement Line Note to which the Company or any of the Guarantors is a party.

CONSENTS, ACKNOWLEGEMENTS AND REAFFIRMATIONS

1. By execution and delivery of this Amendment, the Company hereby reaffirms the Credit Agreement as modified by this Amendment and all documents and instruments executed and delivered to HSBC Bank in connection with the Credit Agreement, and agrees that all of such documents remain in full force and effect. All references in the Credit Agreement to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment.

2. By their execution and delivery of this Amendment, each of the Guarantors hereby consents to this Amendment, reaffirms the execution and delivery of their respective Guaranty and each of the Collateral Documents to which such Guarantor is a party, and each Guarantor further acknowledges that such Guaranty and Collateral Documents guaranty and secure repayment of all of the indebtedness incurred under the Credit Agreement as amended by this Amendment, including the indebtedness evidenced by the Replacement Line Note.

OTHER ITEMS

1. The Company agrees to pay all reasonable out-of-pocket expenses and fees actually incurred by HSBC Bank in connection with the preparation of this Amendment, including but not limited to, the reasonable fees and disbursements of counsel to HSBC Bank.

2. This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.

3. This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.

ASTRONICS CORPORATION

By

David C. Burney,

Vice President – Finance and Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION

By

Mark F. Zeis, Senior Vice President

Consented to, Acknowledged and Reaffirmed
as of July 25, 2007

ASTRONICS ADVANCED ELECTRONIC

SYSTEMS CORP., as a Guarantor

By

David C. Burney, Treasurer

LUMINESCENT SYSTEMS, INC., as a Guarantor

By

David C. Burney, Treasurer

Doc # 01-1673661.2

Exhibit A

REPLACEMENT LINE OF CREDIT NOTE

$25,000,000.00 Buffalo, New York

As of July 25, 2007

FOR VALUE RECEIVED, the undersigned, ASTRONICS CORPORATION (“Company”), unconditionally promises to pay on or before January 5, 2009 to the order of HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC Bank”) at its One HSBC Center office, Buffalo, New York 14203, or at the holder’s option, at such other place as may be designated in writing by the holder, the principal sum equal to the lesser of (a) TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) or (b) the aggregate unpaid principal amount of all Line Loans made by HSBC Bank to the Company pursuant to the Credit Agreement dated as of January 5, 2007 between the Company and HSBC Bank, as the same may from time to time be amended, supplemented or otherwise modified (“Credit Agreement”), together with interest at the rate and on the terms as specified herein. All capitalized terms used in this Note and not otherwise defined shall have the meanings set forth in the Credit Agreement.

This Note shall bear interest on the balance of principal from time to time unpaid from the date hereof until the Maturity Date at the rates and on the dates determined in accordance with Section 2.3 of the Credit Agreement. Interest shall be calculated on the basis of a 360-day year and actual days elapsed which will result in a higher effective annual rate. Interest on Prime Rate Loans shall be payable monthly in arrears commencing on February 1, 2007 and on the first day of each month thereafter. Interest on LIBOR Loans shall be payable on the earlier of (i) the end of each LIBOR Interest Period, or (ii) the first day of each month. Interest shall also be payable on the date this Note is paid in full. After maturity, whether by acceleration or otherwise, this Note shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate of interest otherwise in effect from time to time; provided, however, in no event shall the rate of interest on this Note exceed the maximum rate authorized by applicable law. Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds.

HSBC Bank is authorized to inscribe on the schedule on the reverse side hereof or any continuation thereof (“Schedule”) the amount, and the date of making, continuation or conversion of each Line Loan, each payment of principal with respect thereto, its character as a LIBOR Loan or Prime Rate Loan and the dates on which each LIBOR Interest Period shall begin and end. Each entry on the Schedule attached hereto (and any continuation thereof) shall be prima facie evidence of the facts so set forth. No failure by HSBC Bank to make, and no error by HSBC Bank in making, any inscription on the Schedule shall affect the Company’s obligation to repay the full principal amount of the Line Loans made by HSBC Bank to the Company or the Company’s obligation to pay interest thereon at the agreed upon rate.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and Company will pay interest at the then applicable rate until the date of actual receipt of such payment by the holder of this Note.

No modification, rescission, waiver, release or amendment of any provision of this Note shall be made except by a written agreement subscribed by duly authorized officers of the Company and the holder hereof.

The Company hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

This Note is the Line of Credit Note referred to in the Credit Agreement, to which reference is hereby made with respect to collateral, interest rate options and periods, and rights of prepayment and applicable fees on the occurrence of certain events.

The Company agrees to pay on demand all out-of-pocket costs and expenses incurred by the holder in preserving the holder’s rights, enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purposes, reasonable attorneys’ fees and expenses.

This Note shall be construed under, and governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

This Note is given in substitution and replacement for, but not in payment of, a Line of Credit Note dated January 5, 2007 in the face principal amount of $20,000,000 issued by the Company to HSBC Bank.

ASTRONICS CORPORATION

By:
David C. Burney
Vice President-Finance and Treasurer